Exhibit 99.1

FOR IMMEDIATE RELEASE
DATE: October 5, 2015

XENIA HOTELS & RESORTS PROVIDES UPDATE TO 2015 GUIDANCE

Orlando, FL – October 5, 2015 – Xenia Hotels & Resorts, Inc. (NYSE: XHR) (“Xenia” or the “Company”) today announced that it is providing an update to its 2015 guidance to incorporate third quarter preliminary results and greater than anticipated weakness in the Houston Galleria submarket. The Company has revised its 2015 RevPAR growth guidance range to 4.50% to 5.25% from previous guidance of 5.0% to 6.0%.

“Due to a challenging third quarter, we are reducing our RevPAR range and forecasting Adjusted EBITDA to be between the low end and midpoint of our previously provided range,” said Marcel Verbaas, President and Chief Executive Officer of Xenia Hotels & Resorts. “We believe this weakness is short-term and expect the fourth quarter to be the strongest RevPAR growth quarter of the year. We continue to be positive about the strength of overall industry fundamentals.”

The Company's outlook for 2015 is based on the current economic environment, incorporates all expected renovation disruption, assumes no further acquisitions or dispositions, includes the completion of its development property, and takes into consideration its preliminary third quarter performance.

About Xenia Hotels & Resorts, Inc.
Xenia Hotels & Resorts, Inc. is a self-advised and self-administered REIT that invests primarily in premium full service, lifestyle and urban upscale hotels, with a focus on the top 25 U.S. lodging markets as well as key leisure destinations in the United States. The Company owns 50 hotels, including 49 wholly owned hotels, comprising 13,104 rooms, across 21 states and the District of Columbia, and has a majority interest in one hotel under development. Xenia’s hotels are primarily operated by industry leaders such as Marriott®, Hilton®, Hyatt®, Starwood®, Kimpton®, Aston®, Fairmont® and Loews®, as well as leading independent management companies, under various nationally recognized brands. For more information on Xenia’s business, refer to the Company website at www.xeniareit.com.

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements are not historical facts but are based on certain assumptions of management and describe the Company's future plans, strategies and expectations. Forward-looking statements are generally identifiable by use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “guidance,” “predict,” “potential,” “continue,” “likely,” “will,” “would,” “illustrative,” references to "outlook," and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Forward-looking statements in this press release include, among others, statements about our plans, strategies, the outlook for RevPAR, Adjusted EBITDA, Adjusted FFO, capital expenditures and derivations thereof, financial performance, prospects or future events. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements, which are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company's control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, (i) the Company’s dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly, (ii) risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs, actual or threatened terrorist attacks, downturns in general and local economic conditions and cancellation of or delays in the completion of anticipated demand generators, (iii) the availability and terms of financing and capital and the general volatility of securities markets, (iv) acquisitions and dispositions and the timing of such transactions, (v) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act and similar laws, (vi) interest rate increases, (vii) the possible failure of the Company to qualify as a REIT and the risk of changes in laws affecting REITs, (viii) the possibility of uninsured losses, (ix) risks associated with redevelopment and repositioning projects, including delays and cost overruns and (x) the risk factors discussed in the Company’s Annual Report on Form 10-K as updated in its Quarterly Reports. Accordingly, there is no assurance that the Company's expectations will be realized. We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this press release. We do not undertake or assume any obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

For further information about the Company’s business and financial results, including definitions for certain non-GAAP financial measures mentioned in this press release, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.xeniareit.com.

All information in this press release is as of the date of its release. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.

Contact:
Lisa Ramey, Vice President Finance, Xenia Hotels & Resorts, (407) 317-6950

For additional information or to receive press releases via email, please visit our website at
www.xeniareit.com

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